Exhibit 99.1

FOR IMMEDIATE RELEASE

February 27, 2018

DISCOVERY COMMUNICATIONS AND SCRIPPS NETWORKS INTERACTIVE

ANNOUNCE ELECTION DEADLINE FOR SCRIPPS SHAREHOLDERS

Election Deadline Set as 5:00 p.m. (New York City time) on March 2, 2018

SILVER SPRING, Md. and KNOXVILLE, Tenn. – In connection with their previously announced business combination transaction, Discovery Communications, Inc. (Nasdaq: DISCA, DISCB, DISCK) (“Discovery”) and Scripps Networks Interactive, Inc. (Nasdaq: SNI) (“Scripps”) today announced that they have set the deadline for shareholders of Scripps to make an election with respect to the form of consideration they wish to receive pursuant to the Agreement and Plan of Merger, dated as of July 30, 2017, by and among Scripps, Discovery and Skylight Merger Sub, Inc. (the “Merger Agreement”), subject to the proration and cash top-up procedures set forth in the Merger Agreement, to be 5:00 p.m. (New York City time) on March 2, 2018 (the “Election Deadline”). Discovery will announce whether it has elected to exercise the cash top-up option set forth in the Merger Agreement no later than two trading days prior to the expected closing date. Discovery and Scripps currently expect to consummate the transactions contemplated by the Merger Agreement on March 6, 2018, subject to the satisfaction of all closing conditions.

Registered Scripps shareholders are reminded that if they wish to make an election, they must complete, sign and return a Form of Election and Letter of Transmittal to Computershare Trust Company, N.A., as exchange agent, by the Election Deadline. Shareholders holding shares through a broker, bank or other nominee should carefully follow the instructions provided by such broker, bank or other nominee to make an election. Such shareholders may be subject to an earlier deadline from their brokers, banks or nominees for making an election. Shareholders with questions should contact Georgeson LLC, in its capacity as Discovery’s information agent, toll free at (800) 903-2897.

About Discovery Communications:

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) satisfies curiosity and captivates superfans around the globe with a portfolio of premium nonfiction, lifestyle, sports and kids content brands including Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Available in more than 220 countries and territories, Discovery’s programming reaches 3 billion cumulative viewers, who together consume 54 billion hours of Discovery content each year. Discovery’s offering extends beyond traditional TV to all screens, including TV Everywhere products such as the GO portfolio and Discovery Kids Play; over-the-top streaming services such as Eurosport Player; digital-first and social video from Group Nine Media; and virtual reality storytelling through Discovery VR. For more information, please visit www.discoverycommunications.com.

About Scripps Networks Interactive:

Scripps Networks Interactive, Inc. (Nasdaq: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company’s lifestyle media portfolio includes leading TV and entertainment brands HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country. Its digital division, Scripps Lifestyle Studios, creates compelling content for online, social and mobile platforms. International operations include TVN, Poland’s premier multi-platform media company; UKTV, an independent commercial joint venture with BBC Worldwide; Asian Food Channel, the first pan-regional TV food network in Asia; and lifestyle channel Fine Living Network. The company’s global networks and websites reach millions of consumers across North and South America, Asia-Pacific, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

Forward Looking Statements:

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Discovery’s and Scripps’ objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Discovery and Scripps intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Discovery’s and Scripps’ management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Discovery and Scripps undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Discovery and Scripps have filed with the SEC; general economic, market, or business conditions; risks associated with the ability to consummate the business combination between Discovery and Scripps and the timing of the closing of the business combination; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate Discovery’s and Scripps’ operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and other circumstances beyond Discovery’s and Scripps’ control. Refer to the section entitled “Risk Factors” in Discovery’s and Scripps’ annual reports filed with the SEC and in the Form S-4 filed by Discovery with the SEC for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

CONTACTS:

Discovery Communications

Media

Catherine Frymark

Catherine_Frymark@discovery.com

+1-240-662-2934

Michelle Russo

Michelle_Russo@discovery.com

+1-240-678-6375

+44-208-811-3592

Investors

Andrew Slabin

Andrew_Slabin@discovery.com

+1-212-548-5544

Jackie Burka

Jackie_Burka@discovery.com

+1-212-548-5642

Scripps Networks Interactive

Media

Dylan Jones

DJones@scrippsnetworks.com

+1-865-560-5068

Investors

Mike Gallentine

MGallentine@scrippsnetworks.com

+1-865-560-4473

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